Exhibit 10.1

                              EMPLOYMENT AGREEMENT


Agreement made, effective as of December 20, 2002, by and between Black Hills Corporation, a South Dakota corporation, with its principal office located at 625 Ninth Street, Rapid City, South Dakota, referred to in this agreement as Employer, Black Hills or Company, and Daniel P. Landguth, of Rapid City, South Dakota, referred to in this agreement as Employee or Landguth.

                                    RECITALS

A. Employer is a public company engaged in the business of fuel production, energy marketing, wholesale power generation, regulated electric utility and telecommunications.

B. Employee has been employed by the Company in various capacities since 1969. He is currently employed as its Chief Executive Officer, and is a member of the Board of Directors, serving as its Chairman. Employee has substantial experience in the above-designated business activities and has provided valuable leadership for the Company in a period of remarkable growth. Employee and Company now seek to plan for an orderly transition of leadership in the Company during the term of this Agreement and beyond Employee's retirement.

C. Employee is willing to continue his employment by Employer, and Employer is willing to continue its employment of Employee, on the terms, covenants, and conditions set forth in this Agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                   SECTION ONE
                  EMPLOYMENT AND INDEPENDENT CONTRACTOR DUTIES

A. From the date of this Agreement until June 1, 2005, ("Employment Term") Employer employs, engages, and hires employee as Chief Executive Officer, to perform such services as are customarily performed by an executive officer of a public company, in such position, and additional duties as requested or directed in good faith by the Board of Directors.

B. From June 1, 2005 until May 31, 2008, ("Contractor Term") Black Hills hereby engages and hires Landguth as an independent contractor, in the capacity of Senior Advisor to the Chief Executive Officer, to perform such services as requested by the Chief Executive Officer of the Company. Landguth accepts and agrees to such hiring and engagement. In the capacity of Senior Advisor, Landguth will not be considered an officer or employee of Black Hills or any of its subsidiaries nor shall his engagement include any policy-making functions for the Company or its subsidiaries.

C. In the implementation of its succession plan, the Company may employ a successor to the office of Chief Executive Officer prior to June 1, 2005, but in such event, Employee shall nonetheless receive compensation and benefits as provided herein. The title and duties of Employee as Senior Advisor under


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     this Agreement,  in that event,  shall be advanced from the dates specified above, but the periodic compensation provided herein shall remain unchanged.

                                   SECTION TWO
                            BEST EFFORTS OF EMPLOYEE

Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer, and in accordance with Company policies, applicable law and regulations. Such duties shall be rendered principally at 625 Ninth Street, Rapid City, South Dakota, and intermittently at such other place or places as Employer shall in good faith require or as the interest, needs, business, or opportunity of Employer shall require.

                                  SECTION THREE
                               TERM OF EMPLOYMENT

The term of this Agreement shall be the period commencing on December 20, 2002 and terminating May 31, 2008, ("Termination Date"), except as provided in Section Eight of the Agreement with respect to termination for cause. The parties may extend the term of this Agreement on such terms as are provided in a written modification of this Agreement, signed by both parties.

                                  SECTION FOUR
                            COMPENSATION OF EMPLOYEE

A. Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services under this Agreement, compensation as follows:

     1. During the Employment Term, Employer shall pay, and Employee shall accept from Employer, in full payment for Employee's services an annual salary rate not less than $516,000.00. Subject to the evaluation and recommendation of the Compensation Committee, the Board of Directors may approve annual increases in Employee's salary rate as Chief Executive Officer. The Company may employ a successor to the office of Chief Executive Officer.

     2. During the Contractor Term, while Landguth is engaged as Senior Advisor to the Chief Executive Officer, Black Hills shall pay, and Landguth shall accept from Black Hills, in full payment for Landguth's services, annual payment as follows:

                  a.       June 1, 2005 to May 31, 2006, the sum of $300,000;
                  b.       June 1, 2006 to May 31, 2007, the sum of $200,000;
                  c.       June 1, 2007 to May 31, 2008, the sum of $100,000.

B. During both the Employment Term, and the Contractor Term, Employer shall reimburse Employee for all necessary expenses incurred by Employee while traveling on behalf of Employer. Throughout the Employment Term, Employee shall be eligible to receive and participate in all vacation and holiday


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     pay,  benefit  plans,  perquisites,  retirement,  disability  and  deferred compensation plans, health and life insurance, customarily provided to executive employees of the Company, consistent with its past practices and approved plans. During the Employment Term , Employee shall be eligible to receive or participate in incentive and other bonus payment programs customarily provided to executive officers of the Company, consistent with its past practices and approved plans.

C. From and after the expiration of the Employment Term, Employee shall be deemed to have retired from his employment with the Company for purposes of determining his eligibility for benefits under Company benefit plans relating to retirees.

D.   The Company shall approve payment of undiscounted Pension Equalization Plan
     (PEP) Benefits to Employee, at the rate and terms that would have been payable commencing at the age of 62, such that full PEP Benefits will commence on June 1, 2005.


                                  SECTION FIVE
                              EXCLUSIVE EMPLOYMENT

During the Employment Term, Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Employee. Employee shall not, during the Employment Term, be interested directly or indirectly, as partner, officer, shareholder, employee, in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange. Employee may accept appointment as a director of another public or private corporation, provided that he complies with the Company's Governance Guidelines, including the requirement for Board approval of such assignments.

                                   SECTION SIX
                  STRATEGIC, FINANCIAL AND SUCCESSION PLANNING

During the Employment Term, Employee shall render all services required by the Company, and provide counsel, strategic and financial planning and direction to the Company, for the benefit of Employer and its shareholders, in full compliance with applicable laws and regulations. Employee shall provide services as requested, to support and make recommendations to the Board of Directors concerning an orderly transition to succeeding leadership in the office of Chief Executive Officer. In addition, for the remainder of his employment as Chief Executive Officer, Employee shall continue to oversee the design, direction, and implementation of a succession planning program. Consistent with guidelines established by the Board of Directors, the program shall, among other provisions: establish and revise policies and procedures; define present and future corporate work requirements and competencies; identify key positions and performance requirements; appraise and evaluate participants; establish individual development plans; and identify challenges and undertake steps to ensure the timely implementation of the program.


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                                  SECTION SEVEN
                        CONFIDENTIALITY AND TRADE SECRETS

Except as required by law, Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of Employer, including but not limited to any of its customers, counter-party arrangements, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of Employer, its manner of operation, its plans, processes, financial or business strategy or other similar data. Employer and Employee specifically and expressly stipulate that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of Employer, and Employer's good will, and that any breach of the terms of this section shall be a material breach of this agreement.

                                  SECTION EIGHT
                                   TERMINATION

A. Termination without Cause. This Agreement may be terminated by either party, for any reason, without just cause, on thirty (30) days' written notice to the other. If Employer shall so terminate this Agreement, Employee shall be entitled to receive payment of compensation and benefits as provided in this Agreement through and including the Termination Date. If Employee shall so terminate this Agreement, Employee shall receive compensation and benefits as provided in this Agreement through the effective date of such termination of employment. In the event that Employee's employment is terminated (actually or constructively) as a result of a "Change of Control" , as defined in Company-approved Change of Control Agreements, the parties agree that Employee shall be deemed to have been terminated without cause for purposes of this Agreement.

B. Termination by Employer for Cause. In the event of any violation by Employee of any of the terms of this Agreement, or for other just cause, Employer may terminate this Agreement and Employee's employment upon thirty
     (30) days' written notice and with compensation and benefits paid to employee through the date of such termination. The written notice shall state the grounds for termination. For purposes of this Agreement, "Cause" or "Just Cause" means (i) an act or acts of dishonesty on Employee's part which are intended to result in his substantial personal enrichment at the expense of Black Hills; (ii) repeated violations by Employee of his obligations under this Agreement which are demonstrably willful and deliberate on his part and which result in material injury to Black Hills;
     (iii) conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on Black Hills's reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or (iv) fraudulent conduct in connection with the business or affairs of Black Hills, regardless of whether said conduct is designed to defraud Black Hills or others.

C. Termination by Employee for Good Reason. Employee may terminate his employment at any time for Good Reason. For purposes of this Agreement, "Good Reason" means the good faith determination by Employee that any one or more of the following have occurred: (i) without the express written consent of Employee, any change(s) in any of the duties, or responsibilities of Employee which is (are) inconsistent in any substantial


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     respect  with  Employee's   position,   duties,  or   responsibilities   as
     contemplated by this Agreement; (ii) any failure by Employer to comply with any of the provisions of this Agreement, other than an insubstantial and inadvertent failure remedied by Employer promptly after receipt of notice
     thereof  given  by  Employee;   (iii)  without  Employee's   consent,   any
     requirement by Employer that Employee be based at any office or location other than an office or location in Rapid City, South Dakota, except for
     travel    reasonably    required   in   the   performance   of   Employee's
     responsibilities; (iv) any proposed termination by Employer of Employee's employment otherwise than as permitted by this Agreement

D. It is further agreed that any breach or evasion of any of the terms of this Agreement by either party will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled under this Agreement.

E. In the event of termination by Employer without cause, or by Employee for good reason, Employee shall be entitled to receive compensation and benefits as provided in this Agreement through and including the Termination Date, and he shall receive credit for thirty-five (35) years of service with the Company for purposes of determining his eligibility for benefits under the Company's retirement and pension plans.

                                  SECTION NINE
                       TERMINATION FOR DEATH OR DISABILITY

A. Notwithstanding anything in this Agreement to the contrary, Employer may terminate this Agreement in the event that Employee shall, during the term of this Agreement, die or become permanently disabled. Employer shall provide written notice to Employee or his personal representative of its election to terminate this Agreement for these reasons. On the giving of such notice, this Agreement shall cease on the last day of the month in which the notice is delivered. In the event of termination for reasons specified in this Section, Employee shall be given credit for years of service through the Termination Date, for purposes of determining his eligibility for benefits under the Company's retirement and pension plans.

B. For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled according to the terms of Employer's Short Term and Long Term Disability Plans currently in effect at the time of disability.

                                   SECTION TEN
                             CHOICE OF LAW AND VENUE

It is the intention of the parties that the terms of this Agreement and the parties' performance under this Agreement, shall be construed and determined in accordance with and pursuant to the laws of the State of South Dakota. Any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, shall be brought or filed exclusively in the state or federal courts located in Pennington County, South Dakota.

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                                 SECTION ELEVEN
                            MISCELLANEOUS PROVISIONS

A. Complete Agreement. This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date of this Agreement, supersede all other agreements between the parties. The parties agree that the Change of Control Agreement between them shall be cancelled upon the execution of this Agreement. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement. Employee has relied on his own judgment in entering into this Agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied on such payments or representations in connection with its dealings with the other.

B. Partial Invalidity. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall continue in full force and effect as if they were executed by both parties subsequent to the avoidance of the invalid provision.

C. Non-Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forebearance or waiver had occurred.

D. Modification and Assignment. Any modification of this agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party. This Agreement may not be assigned by either party without the written consent of the other.

E.   Binding upon Successors.  This Agreement shall be binding upon and inure to
     the  benefit  of  the  parties,  their  heirs,  personal   representatives,
     successors and assigns.

F. Notices. All notices required under this Agreement shall be delivered as follows:


If to Employee:
                           Daniel P. Landguth
                           23448 Sand Ct.
                           Rapid City, SD   57702

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If to Employer:
                           Black Hills Corporation
                           625 Ninth Street
                           P.O. Box 1400
                           Rapid City, South Dakota   57709
                           Attention: Steven J. Helmers, General Counsel

In witness of the above, each party to this Agreement has caused it to be executed at Rapid City, South Dakota, on the date indicated below.

Black Hills Corporation                               Daniel P. Landguth
By: /s/ Steven J. Helmers                             /s/ Daniel P. Landguth
Its:  General Counsel and Corporate Secretary         Date:   December 20, 2002
Date: December 20, 2002


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